EXHIBIT 99.1

Agreement of Joint Filing

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated:    May 14, 2007

CONTRARIAN CAPITAL MANAGEMENT, L.L.C.
By: /s/ Jon R. Bauer
Name: Jon R. Bauer
Title: Managing Manager

CONTRARIAN CAPITAL FUND I, L.P.
By: /s/ Jon R. Bauer
Name: Jon R. Bauer
    Title:  Managing Member of General Partner

CONTRARIAN EQUITY FUND, L.P.
By: /s/ Jon R. Bauer
Name: Jon R. Bauer
Title: Managing Member of General Partner

CONTRARIAN LONG SHORT, L.P.
By: /s/ Jon R. Bauer
Name: Jon R. Bauer
Title: Managing Member of General Partner

LITESPEED MANAGEMENT LLC
By: /s/ Jamie Zimmerman
Name: Jamie Zimmerman
Title:   Managing Member

LITESPEED MASTER FUND, LTD.
By: /s/ Jamie Zimmerman
Name: Jamie Zimmerman
Title:  Managing Director

ORE HILL PARTNERS LLC,
INDIVIDUALLY AND ON BEHALF OF
ORE HILL HUB FUND LTD. AND
KINNEY HILL CREDIT OPPORTUNITIES FUND, LTD.
By: /s/ Claude A. Baum
Name: Claude A. Baum
Title: General Counsel